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                                                                    Exhibit 24.2

                         DSC COMMUNICATIONS CORPORATION

                            CERTIFICATE OF SECRETARY

                               February 18, 1998

I, George B. Brunt, hereby certify that I am the duly elected, qualified, and acting Secretary of DSC Communications Corporation, a Delaware corporation (the "Corporation"), and as such officer, I have access to the records of the Corporation and do hereby certify that at a meeting of the Board of Directors of the Corporation, duly called and held on July 28, 1997, at which a quorum of said Board was present and acting throughout, the following resolutions were duly adopted, and such resolutions have not been amended, modified or rescinded and remain in full force and effect:

RESOLVED, that the officers of the Corporation, any one of whom may act without joinder of any of the others, are hereby authorized, empowered and directed to do or cause to be done no later than ninety (90) days after the Closing Date (as defined in the Registration Rights Agreement), all such acts and things as they may deem necessary or advisable to effect the registration of the Offering of the Notes and shares of Common Stock issuable upon conversion thereof, including without limitation, the preparation, execution and filing with the Commission of a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, along with the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement (collectively the "Registration Statement"); and all such acts of such officers, whether heretofore or hereafter done or performed, which are in accordance with the purposes and intent of this resolution, are hereby adopted, ratified, confirmed and approved as the valid and binding acts of the Corporation.

RESOLVED FURTHER, that each officer and director who may be required to sign and execute the Registration Statement or any amendment thereto or documents in connection therewith or in connection with the offering contemplated thereby (whether on behalf of the Corporation as an officer or director of the Corporation or otherwise) be, and each of them hereby is, authorized to execute a Power of Attorney appointing James L. Donald and Gerald F. Montry, and each of them, severally, as his or her true and lawful attorneys-in-fact and agents, to sign in his or her name, place and stead in any such capacity, such Registration Statement and all amendments thereto and documents in connection therewith, including any registration statement pursuant to Rule 462(b) under the Act; and that each of said attorneys-in-fact and agents is hereby authorized to sign such Registration Statement, amendments and documents in the name, place and stead of such officer and director who shall have executed such Power of Attorney (whether acting on behalf of the Corporation as an officer or director of the Corporation or otherwise).

IN WITNESS WHEREOF, I have duly executed this certificate as of the date first written above.

DSC COMMUNICATIONS CORPORATION

     /s/ George B. Brunt
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  George B. Brunt, Secretary